Exhibit 99.5

SAILTECH DESIGN INC.

SALES AGREEMENT

SailTech Design, Inc. agrees to order for and/or sell to:
Buyer's Name:		Chuck Sidun			Phone (res): _____________________
Street Address:		xxxxxxxxxxxxxxxxxxxxxxxxxx			Phone (off): xxxxxxxxxxxxxxxxxxxxx
City:	xxxxxxxxx	State:	xxxxxxx	Zip:	xxxxxxxxxx	Date:	10-12-01
Model Express Cruiser	Hull No. 50	Delivery Date (Month/Year)
Accessories	Cost	Accessories	Cost
Conventional Boom		Hydra 2000 nav. pkg DFPS, VHF 48" Furuno FRS 1000 Nav pac with 7" color rep.
Generator		Select comfort air mattresses
Air Conditioning		Fresh water anchor wash
Microwave		100 gal fuel tank
Trash Compactor		installation of additional electronics and entertainment equipment supplied by buyer
Bow Thruster		extend to 53'
Yanmar 100 hp
Spectra sails
Dutchman system and sail cover
This agreement is subject to the attached Terms and Conditions on pages 2 & 3.		Base Price	550,000
/s/ Pat Reischmann - SailTech Inc.		Accessories	included
/s/ C. D. Sidun - Buyer 10-22-01		Subtotal	550,000
		Less Trade-In/Discount	275,000
		Sales Tax	16,550
Remarks:		Grand Total	291,550
Buyer agrees to allow factory to show for 90 days after completion note to exceed April 2003 and to show in two boat shows.		Less Deposit	-
		Balance	291,550